SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2014
World Wrestling Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16131	04-2693383

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1241 East Main Street, Stamford, CT	06902

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (203) 352-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

        (a) and (b) World Wrestling Entertainment, Inc. held its Annual Meeting of Stockholders on April 25, 2014. Of the 464,155,770 votes in respect of shares outstanding and entitled to vote, 457,941,055 votes were represented at the meeting, or approximately a 99% quorum. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1 – Election of Directors

•
Elected the following seven individuals to the Board of Directors to serve as directors until the Annual Meeting of Stockholders in 2015 and until their successors have been duly elected and qualified.

	For	Withheld	Broker Non-Votes

Vincent K. McMahon	450,202,280	215,106	7,523,669
Stuart U. Goldfarb	450,321,769	95,617	7,523,669
Patricia A. Gottesman	450,328,334	89,052	7,523,669
David Kenin	450,259,355	158,031	7,523,669
Joseph H. Perkins	450,260,215	157,171	7,523,669
Frank A. Riddick, III	450,319,067	98,319	7,523,669
Jeffrey R. Speed	450,322,297	95,089	7,523,669

Proposal 2 - Approval of Amended and Restated 2007 Omnibus Incentive Plan

•	Approved the Amended and Restated 2007 Omnibus Incentive Plan.

For	Against	Abstentions	Broker Non-Votes
449,980,181	343,994	93,211	7,523,669

Proposal 3 - Ratification of Appointment of Independent Auditors

•
Ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2014. There were 457,686,258 votes for the ratification of the appointment, 173,252 votes against the ratification of the appointment, and 81,545 abstentions.

  Proposal 4 - Advisory Vote on Executive Compensation

•
In an advisory vote, approved the compensation paid to the Company’s named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

For	Against	Abstentions	Broker Non-Votes
449,618,421	175,112	623,853	7,523,669

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.
By:	/s/ Laura A. Brevetti
Laura A. Brevetti
SVP, General Counsel & Corporate Secretary

Dated: April 25, 2014